EXHIBIT 10.4
SECOND AMENDMENT TO FACILITY LICENSE AGREEMENT
THIS SECOND AMENDMENT TO FACILITY LICENSE AGREEMENT (this “Second Amendment”), effective as of May 1, 2022, is made and entered into by and between NANTWORKS, LLC, a Delaware limited liability company (“Licensor”), and IMMUNITYBIO, INC., a Delaware corporation (f/k/a NantKwest, Inc., a Delaware corporation) (“Licensee”), with respect to the following facts:
A.Licensor and Licensee entered into that certain Facility License Agreement dated November 6, 2015, made effective as of May 22, 2015, as amended by that certain First Amendment To Facility License Agreement, dated as of September 14, 2020 (collectively, the “License Agreement”), whereby Licensor licensed to Licensee and Licensee licensed from Licensor certain office and lab space on the ground floor containing approximately 9,500 square feet (the “Original Licensed Premises”) located in that certain building commonly known as 9920 Jefferson Boulevard, Culver City, California (the “9920 Building”).
B.By this Second Amendment, Licensee has requested, and Licensor has agreed, to amend the License Agreement as provided herein.
C.Unless otherwise defined herein, capitalized terms as used herein shall have the meanings ascribed to them in the License Agreement.
NOW, THEREFORE, in consideration of the foregoing recitals and the mutual covenants contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:
1.Expansion Licensed Premises. Effective, May 1, 2022 (“Expansion Commencement Date”), the Original Licensed Premises shall be expanded by adding (a) approximately 27,102 rentable square feet in the 9920 Building, and (b) 9,728 rentable square feet in the building commonly known as 9922 Jefferson Boulevard, Culver City, California (the “9922 Building” and together with the 9920 Building, the “Project”)) all as set forth on Exhibit A attached hereto (collectively, the “Expansion Licensed Premises”). In addition to the Common Area rights set forth in the License Agreement with respect to the 9920 Building, Licensee shall have the non-exclusive right to use the hallways, stairways, restrooms, kitchens, break rooms, parking lots, exterior areas and other common areas of the 9922 Building that may be reasonably necessary for Licensee’s use of the Expansion Licensed Premises. Licensee shall also have the right to use all existing furniture, trade fixtures, photocopying equipment, printers and other equipment located or to be located in the Expansion Licensed Premises or the Common Areas of the 9922 Building. Accordingly, as of the Expansion Commencement Date, all references in the License Agreement to the term “Licensed Premises” shall hereinafter mean and include the Original Licensed Premises and Expansion Licensed Premises which will then consist of approximately 46,330 rentable square feet. Licensor and Licensee each acknowledge and agree that the aforesaid description of the size and square footage of the Licensed Premises are an approximation, which the parties agree is reasonable and payments made thereupon are not subject to dispute..
2.Base Rent for the Expansion Premises. Effective from and after the Expansion Commencement Date and continuing through the end of the Term the License Fee shall be $273,690.61 per month; provided, however, the License Fee shall increase by three percent (3%) commencing on January 1 of each and every year of the Term.
3.Parking. In connection with Licensee’s use of the Licensed Premises, Licensee shall have the right to use up to 139 unreserved parking spaces at the Project at no additional charge.

4.Miscellaneous.
(a)Ratification. Except as specifically amended or modified by this Second Amendment, the License Agreement shall remain in full force and effect and is hereby ratified and confirmed.
(b)Severability of Provisions. If any provision of this Second Amendment is for any reason held to be invalid, illegal or unenforceable in any respect, such provision shall not affect the validity, legality or enforceability of any other provision of this Second Amendment.
(c)Entire Agreement; Amendments and Waivers. This Second Amendment constitutes the entire agreement between Licensee and the Licensor pertaining to the subject matter contained herein and supersedes any and all previous agreements between the parties hereto regarding the subject matter hereto. Any provision of this Second Amendment may be amended or waived if, but only if, such amendment or waiver is in writing and is signed by the party asserted to be bound thereby, and then such amendment or waiver shall be effective only in the specific instance and specific purpose for which given.
(d)Authority. The individuals signing this Second Amendment on behalf of each party represent and warrant that such individual has the authority under the company’s governing documents to execute and deliver this Second Amendment in the name of and on behalf of the company.
(e)Successors and Assigns. The License Agreement, as amended hereby, shall apply to and bind Licensor and Licensee and their respective successors and assigns.
(f)Conflicts. Notwithstanding anything to the contrary in the License Agreement, in the event of a conflict or inconsistency between the terms of the License Agreement and the terms and conditions of this Second Amendment, the terms and conditions set forth in this Second Amendment shall control and shall be deemed to supersede the printed terms of the License Agreement. Whether or not specifically amended by this Second Amendment, all of the terms and provisions of the License Agreement are hereby amended to the extent necessary to give effect to the purpose and intent of this Second Amendment.
(g)Counterparts. This Second Amendment may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. In order to facilitate the agreements contemplated by this Second Amendment, signatures transmitted by facsimile or via e-mail in a “PDF” format may be used in place of original signatures. Each party intends to be bound by such party’s facsimile or “PDF” format signature on this Second Amendment, is aware that the other parties are relying on such party’s facsimile or “PDF” format signature, and hereby waives any defenses to the enforcement of this Second Amendment based upon the form of signature.
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IN WITNESS WHEREOF, the parties hereto have duly executed this Second Amendment as of the date first written above.

LICENSOR:

NANTWORKS, LLC
a Delaware limited liability company

By:	/s/ Robert Morse
Name:	Robert Morse
Title:	Chief Financial Officer

LICENSEE:

IMMUNITYBIO, INC.,
a Delaware corporation

By:	/s/ David Sachs
Name:	David Sachs	May 6, 2022
Title:	CFO
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